Exhibit 10.1

Dated as of June 14, 2015

STANDARD PACIFIC CORP.

and

MP CA HOMES LLC

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

TABLE OF CONTENTS

1	Definitions	2

2	Corporate Governance	6

3	Standstill Provisions	9

4	Restrictions on Transfers of Capital Stock; Required Repurchases	12

5	Prohibited Acquisitions and Circumstances Permitting Acquisitions	15

6	Legends; Securities Law Compliance	15

7	Registration Rights	16

8	Miscellaneous	28

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (this “Agreement”) is made and entered into as of June 14, 2015, by and between Standard Pacific Corp., a Delaware corporation (including successors, the “Company,” and from and after the Effective Time, the “Surviving Corporation”), and MP CA Homes LLC, a Delaware limited liability company (including successors, the “Investor”), and as of the Effective Time, amends and restates the Original Agreement (as defined below) in its entirety.

W I T N E S S E T H:

WHEREAS, the Company and the Investor entered into that certain Stockholders Agreement, dated as of June 27, 2008, as amended by that certain letter agreement dated as of April 27, 2011 (as amended, the “Original Agreement”);

WHEREAS, as of the date hereof, the Investor is the record and beneficial owner of 126,400,000 shares of Standard Pacific Common Stock and 267,829 shares of Standard Pacific Series B Convertible Preferred Stock;

WHEREAS, concurrently herewith, the Company and The Ryland Group, Inc., a Maryland corporation (“Ryland”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Ryland shall be merged with and into the Company, with the Company continuing as the Surviving Corporation in the Merger (capitalized terms used but not otherwise defined herein shall have the definitions given in the Merger Agreement);

WHEREAS, at the Effective Time, subject to the terms described in the Merger Agreement, in accordance with the Surviving Corporation Certificate, each five (5) shares of Standard Pacific Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and converted into one (1) issued and outstanding share of Surviving Corporation Common Stock;

WHEREAS, concurrently herewith, the Investor has executed and delivered to the Company a conversion notice, pursuant to which the Investor has irrevocably and unconditionally agreed that, immediately following the Effective Time, it shall convert all Standard Pacific Series B Convertible Preferred Stock held by the Investor and its Affiliates immediately prior to the Effective Time into Surviving Corporation Common Stock (the “Preferred Conversion”);

WHEREAS, immediately following the Effective Time, and giving effect to the Preferred Conversion, the Investor will be the record and beneficial owner of 42,842,557 shares of Surviving Corporation Common Stock; and

WHEREAS, in connection with the Merger Agreement and the transactions contemplated thereby, the parties desire to amend and restate the Original Agreement in its entirety on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1	Definitions

1.1	Definitions of Certain Terms

For purposes of this Agreement, the following terms have the indicated meanings:

“Acquisition Proposal” means any Business Combination or the acquisition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. As used in this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of securities, partnership interests or by contract or otherwise. Notwithstanding the foregoing, solely for purposes of this Agreement, the directors and officers of the Company or any of its Subsidiaries shall not, solely as a result of holding such office, be deemed Affiliates of the Investor. With respect to the Investor, the term “Affiliate” shall also include its general partner or investment manager or similar Person, and any other entity with the same general partner or investment manager or similar Persons. For the avoidance of doubt, no Person shall be deemed the Affiliate of any other Person merely by virtue of holding an ownership interest of 10% or more in such Person, or pursuant to any other presumption regarding “affiliate” status.

“beneficially own” has the meaning given such term in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this Agreement such Person or Group shall be deemed to have “beneficial ownership” of all shares that any such Person or Group has the right to acquire, whether such right is exercisable immediately or only after the passage of time. The terms “beneficially owned” and “beneficial owner” shall have meanings correlative of the foregoing. For the avoidance of doubt, no shares of Voting Stock held by officers or directors of the Company shall be deemed to be beneficially owned by the Investor or its Affiliates, solely as a result of such officer or director holding such office.

“Board” means the board of directors of the Surviving Corporation.

“Business Combination” means the sale or transfer, in one transaction or a series of related transactions, of Voting Stock to any Person or Group who after such transaction holds more than fifty percent (50%) of the outstanding voting power of Voting Stock, whether directly or indirectly, by means of any stock sale, merger, consolidation, share exchange, recapitalization, reclassification or other business combination transaction.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law to close.

“Bylaws” means the Amended and Restated Bylaws of the Surviving Corporation, as amended from time to time, or similar governing document (or any similar governing document of any successor).

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Surviving Corporation, any Common Stock or any preferred stock of the Surviving Corporation, but excluding any debt securities convertible into such equity.

“Change of Control” means (i) the MatlinPatterson Entities collectively no longer beneficially own, directly or indirectly, seventy percent (70%) or more of the voting equity interests of the Investor, or (ii) any Person or Group (other than a MatlinPatterson Entity or its Affiliates) directly or indirectly controls the Investor.

“Charter” means the Amended and Restated Certificate of Incorporation of the Surviving Corporation, as amended from time to time (or any similar governing document of any successor).

“Common Stock” means Surviving Corporation Common Stock.

“Company” is defined in the preamble to this Agreement.

“Confidential Information” is defined in Section 4.4.1.

“Demand Registration” is defined in Section 7.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or a foreign nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, or any self-regulatory organization.

“Group” has the meaning given such term in Section 13(d)(3) and Rule 13d-3 of the Exchange Act.

“Holdback Period” means, with respect to any registered offering by the Company, (i) ninety (90) days after and during the ten (10) days before, the effective date of the related Registration Statement or, in the case of a takedown from a shelf registration statement, ninety (90) days after the date of the final prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed ten (10) days) as the Company has given reasonable written notice to the Holder or (ii) such shorter period as the Investor, the Company and the underwriter of such offering, if any, shall agree.

“Holder” means any Person holding Registrable Securities.

“Holders’ Counsel” is defined in Section 7.9.2.

“Independent Directors” means those members of the Board who are not Investor Directors.

“Investor” is defined in the preamble to this Agreement.

“Investor Director” is defined in Section 2.2.1.

“Investor Transaction” means any transaction between the Company and any of its Subsidiaries, on the one hand, and the Investor or its Affiliates, on the other hand, in which the Investor or its Affiliates have an interest distinct from that of the other stockholders of the Company.

“Lockup Date” is defined in Section 4.1.

“MatlinPatterson Entities” means MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners III L.P. and MatlinPatterson Global Opportunities Partners (Cayman) III L.P.

“Merger Agreement” is defined in the recitals to the Agreement.

“Nominating Committee” is defined in Section 2.2.3.

“Non-Management Independent Directors” means those Independent Directors who are not officers or employees of the Company or any of its Subsidiaries.

“Notice” is defined in Section 8.1.1.

“Original Agreement” is defined in the recitals to the Agreement.

“Permitted Affiliate” means any Person who is an Affiliate of the Investor, provided that if such Person has more than one Affiliate, by virtue of more than one Person directly or indirectly controlling such Person, the primary Person controlling the investment and management decisions of such Person shall be a MatlinPatterson Entity or a Permitted Affiliate of such Person.

“Person” means any individual, corporation, partnership, firm, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, Governmental Authority or other legal entity.

“Piggyback Registration” is defined in Section 7.7.1.

“Registrable Securities” means (i) any and all shares of Common Stock, including Common Stock issued or issuable pursuant to the conversion, exercise or exchange of other securities, rights, options or warrants, beneficially owned by the Investor, whether owned on the date hereof or acquired hereafter and (ii) any and all shares of Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of stock dividend or a stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization; provided that securities shall cease to be Registrable Securities when: (a) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (b) with respect to any Holder the entire amount of the Registrable Securities held by such Holder may be sold in a single sale pursuant to Rule 144, (c) such Registrable Securities have been sold in a sale pursuant to Rule 144, or (d) the Registrable Securities are Transferred to a Person not entitled to the registration rights granted by this Agreement.

“Registration Expenses” is defined in Section 7.9.1.

“Registration Request” is defined in Section 7.2.

“Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.

“Rights Plan” means the Amended and Restated Rights Agreement, dated as of December 20, 2011, by and between the Company and Mellon Investor Services LLC, as amended by Amendment No. 1 to Amended and Restated Rights Agreement, and as may be further amended from time to time.

“Ryland” is defined in the recitals to the Agreement.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Short-Form Registration Statement” is defined in Section 7.1.

“Surviving Company Merger” means any Business Combination (i) where the transaction has been approved by a unanimous vote of the entire Board or (ii) where the holders of Voting Stock prior to such transaction will beneficially own (solely for the purpose of this definition, as determined pursuant to Rule 13d-3 or Rule 13d-5 of the Exchange Act) in the aggregate at least fifty percent (50%) of the total voting power of the surviving company’s voting stock immediately after giving effect to such transaction.

“Transfer” means any transfer, sale, assignment, donation, option, pledge, lien, hypothecation or other disposition or encumbrance, whether directly or indirectly, by operation of law or otherwise, or any agreement to do any of the foregoing.

“Voting Stock” means securities of any class of Capital Stock of the Surviving Corporation entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board.

1.2	Headings; Table of Contents

Headings and table of contents should be ignored in construing this Agreement.

1.3	Singular, Plural, Gender

In this Agreement, unless the context otherwise requires, references to one gender include all genders and references to the singular include the plural and vice versa.

1.4	Interpretation

In this Agreement, unless the context otherwise requires, any reference to “including” or “in particular” shall be illustrative only and without limitation.

2	Corporate Governance

2.1	Governance Matters. Prior to the third anniversary of the Effective Time, the Investor irrevocably and unconditionally agrees that the Investor and its Affiliates shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company, (a) when a meeting is held, appear at such meeting or otherwise cause any Voting Stock beneficially owned by the Investor or any of its Affiliates to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), any Voting Stock beneficially owned by the Investor or any of its Affiliates (i) in favor of the governance matters set forth in Article X of the Bylaws as of the Effective Time (the “Governance Matters”) and any other matters reasonably necessary to effectuate the Governance Matters and (ii) against any proposal, amendment or other action that could reasonably be expected to alter or amend the Governance Matters.

2.2	Investor Representatives.

2.2.1	Subject to compliance with the requirements of Section 2.2.3, so long as the Investor, together with its Affiliates, owns total voting power of Voting Stock representing: (A) at least twenty percent (20%) of the total voting power of Voting Stock (which for this purpose shall not include Voting Stock that the Investor or its Affiliates have the right to acquire), the Investor shall be entitled to designate two (2) directors to serve on the Board, or (B) less than twenty percent (20%) but at least ten percent (10%) of the total voting power of Voting Stock (which for this purpose shall not include Voting Stock that the Investor or its Affiliates have the right to acquire), the Investor shall be entitled to designate one (1) director to serve on the Board (each, an “Investor Director”). As long as the Governance Matters are in effect, each Investor Director shall be deemed to be a Continuing Standard Pacific Director (as defined in the Bylaws). The members of the Board shall elect and appoint to the Board the Investor Directors designated by the Investor and shall do so by filling a vacancy on the Board by either having then-serving members of the Board (other than any Investor Director) resign or by increasing the authorized number of directors on the Board.

2.2.2	The Company shall cause the nomination of each Investor Director (to the extent that such Investor Director would be up for election at such time) in connection with any subsequent proxy statement or information statement pursuant to which the Company intends to solicit stockholders with respect to the election of directors and to have the Board recommend in connection with such subsequent proxy statement or information statement that the stockholders of the Company vote for the election of each Investor Director up for election at such time.

2.2.3

The election and appointment of each Investor Director shall be subject to all legal requirements and the Company’s reasonable governance standards regarding service as a director of the Company and to the reasonable approval of the Nominating and Corporate Governance Committee of the Board (or any equivalent successor committee, the “Nominating Committee”); provided that the Company shall use reasonable efforts to seek such approval in a reasonably prompt manner and in no event later than the next regularly scheduled meeting of the Nominating Committee following the delivery of notice from the Investor to the Company designating an Investor Director. In addition, unless otherwise approved by a majority of the Non-Management Independent Directors, no Investor Director shall be an officer or director of (i) any Person that competes to any significant extent with the business of the Company or its Subsidiaries in the geographic areas in which they operate, (ii) another company that has a class of equity securities registered with the SEC and that is engaged in substantial homebuilding or land development activities within the United States, or (iii) a company that does not have a class of equity securities registered with the SEC and that has annual revenues (in its most recently completed fiscal year) from homebuilding and land development activities within the United States of more than $200 million; provided that no manager, member, partner, employee, or consultant of or to any of the MatlinPatterson Entities shall be excluded from serving as an Investor Director solely due to the fact that such manager, member, partner, employee, or consultant is Affiliated or associated with the MatlinPatterson Entities.

2.2.4	If prior to the end of the term of any member of the Board that is an Investor Director, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled by the Investor with another Investor Director, and the Investor shall have the right to replace any Investor Director, at any time, with or without cause.

2.2.5	Upon the Investor and its Affiliates ceasing to beneficially own the percentage of the total voting power of Voting Stock required to entitle the Investor to designate, pursuant to Section 2.2.1, the number of Investor Directors then so designated, the Company may request that the requisite number of Investor Directors then serving on the Board resign as directors, and the Investor shall cause such Investor Directors to resign immediately from the Board, so that the number of Investor Directors shall equal the number that the Investor is then entitled to designate under Section 2.2.1. Any vacancy resulting therefrom shall be filled in accordance with the Bylaws.

2.3	Independent Directors. Prior to the third anniversary of the Effective Time, the Investor and its Affiliates shall vote any Voting Stock beneficially owned by the Investor and its Affiliates in favor of any director nominated by the Nominating Committee. From and after the third anniversary of the Effective Time, the Investor shall use its reasonable best efforts to take and cause to be taken all necessary action to elect to the Board the Independent Directors nominated by the Nominating Committee; provided, however, that the Investor and its Affiliates shall vote any Voting Stock beneficially owned by the Investor and its Affiliates, in favor of or to withhold authority for such nominees in the same proportion as all of the stockholders of the Company (other than the Investor and its Affiliates) vote their shares of Voting Stock at any special or annual meeting of stockholders of the Company or in connection with any other vote relating to the election of directors.

2.4	Amendments. Neither the Charter nor the Bylaws shall be amended in a manner inconsistent with the terms of this Agreement without the consent of the Investor.

2.5

Corporate Opportunities. It is understood and accepted by the parties that the Investor Directors and the Investor, and their respective Affiliates, and their respective officers, directors, managers, stockholders, members, partners or employees, may have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law and the provisions of Section 2.2.3, nothing in this Agreement shall limit the respective current or future business activities of the Investor Directors and the Investor, or any of their respective Affiliates, and their respective officers, directors, managers, stockholders, members, partners or employees, whether or not such activities are competitive with those of the Company and its Subsidiaries; provided, however, that the Investor Directors and the Investor shall remain subject to the obligations concerning Confidential Information set forth in this Agreement. Each of the parties acknowledges that corporate and investment opportunities may from time to time come to the attention of the Investor Directors and the Investor, and their respective Affiliates, and their respective officers, directors, managers, stockholders, members, partners or employees. Subject to the provisions of the Charter, and the continued compliance by the Investor Directors and the Investor, and their Affiliates, with the obligations concerning Confidential Information set forth in this Agreement, the Company on its own behalf and on behalf of each of its Subsidiaries renounces such opportunities, provided that such opportunities came to the attention of such Persons other than as a result of their position with the Company or that of their Affiliates with the Company, and acknowledges that (i) the Company and its Subsidiaries have no interest in any of such activities of the Investor Directors or the Investor, or those of their respective Affiliates, or those of their respective officers, directors, managers, stockholders, members, partners or employees, (ii) the Investor Directors and the Investor, and their respective Affiliates, and their respective officers, directors, managers, stockholders, members, partners or employees, are not obligated to present such opportunities to the Company or its Subsidiaries and (iii) the Investor Director and the Investor, and their respective Affiliates, and their respective, officers, directors, managers, stockholders, members, partners or employees, may invest in and, except for Investor Directors, may serve on boards of directors or similar governing bodies of Persons competing with Company or its Subsidiaries or Persons that have a material economic relationship with the Company or its Subsidiaries. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Company or any of its Subsidiaries, including the Investor Directors, of any fiduciary duty or other duties or obligations they may have to the Company’s and/or such Subsidiaries’ stockholders.

2.6	Preapproval. Except as expressly permitted hereunder, notwithstanding anything to the contrary herein, any proposed Investor Transaction must be pre-approved by a majority of the Non-Management Independent Directors.

3	Standstill Provisions

The Investor shall not, and shall cause its Affiliates to not, whether acting alone or in concert with others:

3.1	make, initiate, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent with respect to any Voting Stock in any way that is inconsistent with the provisions of this Agreement or with the recommendations of the Board with respect to such matter, except as approved by the Independent Directors;

3.2	become or induce or attempt to induce any Person to become a “participant” in any “election contest” (as such terms are defined or used in Regulation 14A promulgated under the Exchange Act) in opposition to a Board slate of the Company nominated by the Board;

3.3	call, or in any way participate in a call for, any special meeting of stockholders of the Company;

3.4	request, or take any action to obtain or retain any list of holders of any securities of the Company;

3.5	initiate or propose the approval of one or more shareholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other Person to initiate or propose any shareholder proposal with respect to the Company;

3.6	except in accordance with Section 2, seek election to or seek to place a representative on the Board or, except in connection with the termination of an executive employment contract, seek the removal of any member of the Board;

3.7	(i) solicit, seek to effect, encourage, negotiate with or provide non-public information to any other Person with respect to, (ii) make any statement or proposal, whether written or oral, to the Board or any director or officer of the Company with respect to or (iii) otherwise make any public announcement or proposal whatsoever with respect to, any form of Business Combination (with any Person) involving the Company, or any extraordinary dividend or liquidation of the Company, or the acquisition of a substantial portion of the equity securities or assets of the Company or any Subsidiary of the Company; provided, however, that the foregoing shall not (x) apply to any discussion between or among the Investor and the Company or any of their respective Affiliates, officers, employees, agents or representatives or (y) in the case of clause (ii) above, be interpreted to limit the ability of the Investor, or any Investor Director to make any such statement or proposal or to discuss any such proposal with any officer or director of or advisor of the Company or advisor to the Board unless, in either case, it would reasonably be expected to require the Company to make a public announcement regarding such discussion, statement or proposal;

3.8

form, join or in any way participate in or encourage the formation of a Group with respect to any Voting Stock, other than a Group consisting solely of the Investor, the Company and their Affiliates, except in connection with an Acquisition

Proposal in accordance with Section 5; provided, that, neither the Investor nor its Affiliates shall in any case form, join or participate in or encourage the formation of any Group of which the members, together with all of such members’ respective Affiliates, will, together with the Investor and its Affiliates, beneficially own at least fifty percent (50%) or more of the total Voting Stock;

3.9	enter into a short position with respect to Capital Stock or grant any option to purchase or acquire any right to dispose of for value of any shares of Capital Stock or any securities convertible into or exercisable or exchangeable for, or warrants to purchase, any shares of Capital Stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Capital Stock;

3.10	except in compliance with Section 4.2.1 or pursuant to the Voting Agreement, dated as of the date hereof, by and between Ryland and the Investor, deposit any Voting Stock into a voting trust or subject any such Voting Stock to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are the Investor, the Company or their Affiliates and (ii) the terms of which do not require or permit any party thereto to act in a manner inconsistent with this Agreement;

3.11	publicly disclose any intention, plan or arrangement inconsistent with the terms of this Agreement, or make any such disclosure privately if it would reasonably be expected to require the Company to make a public announcement regarding such intention, plan or arrangement;

3.12	except as approved by the Independent Directors, take any action or solicit any action by written consent with respect to any Voting Stock;

3.13	except as specifically permitted by this Agreement (including through action of the Investor Directors in their capacity as members of the Board, or, except as otherwise specifically required by this Agreement, voting shares of Voting Stock, in the sole discretion of the Investor), otherwise act to control or influence the Company or its management, Board, policies or affairs; or

3.14	request the Board to waive any of the obligations of the Investor set forth in the foregoing.

Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prevent the Investor or its Affiliates from proposing investment, acquisition and other strategic opportunities to the Company from time to time for the consideration of the Company and the Board, including (if the Investor or its Affiliates have an interest distinct from that of the other stockholders of the Company) to the Independent Directors, a special committee of the Board comprised of Independent Directors or similar process; provided that the fact that such proposal has been made would not (in itself) reasonably be expected to require the Company to make a public announcement regarding such proposal.

4	Restrictions on Transfers of Capital Stock; Required Repurchases

4.1	Unless otherwise approved by a majority of the Independent Directors, prior to the date that is six (6) months following the Effective Time (the “Lockup Date”), the Investor shall not, and shall cause its Affiliates to not, Transfer, directly or indirectly, any Capital Stock, except for a Transfer to any Permitted Affiliate which expressly agrees in writing with the Company to be bound by this Agreement, and if such Permitted Affiliate shall thereafter no longer be a Permitted Affiliate of the Investor, then such Affiliate shall Transfer such Capital Stock that was the subject of such Transfer back to the Investor or a then Permitted Affiliate of the Investor.

4.2	From and after the Lockup Date, the Investor shall not, and shall cause its Affiliates to not, Transfer, directly or indirectly, any Capital Stock, except for a Transfer that complies with any of the following subsections:

4.2.1	to any Permitted Affiliate;

4.2.2	to any Person such that, after such Transfer, such Person, together with its Affiliates, will not beneficially own voting power of Voting Stock constituting fifteen percent (15%) or more of the total voting power of Voting Stock;

4.2.3	in a bona fide pledge of such Capital Stock to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations;

4.2.4	to underwriters in connection with an underwritten public offering of such Capital Stock registered under the Securities Act pursuant to which the sale of such Capital Stock will be in a manner to effect a broad distribution;

4.2.5	sales of such Capital Stock pursuant to Rule 144, provided that, to the knowledge of Investor, such Transfer shall not be to any Person such that, after such Transfer, such Person, together with its Affiliates, will beneficially own voting power of Voting Stock constituting fifteen percent (15%) or more of the total voting power of Voting Stock;

4.2.6	to the Company or one of its wholly-owned Subsidiaries; or

4.2.7	to any Person in connection with an Acquisition Proposal consummated with any Person, who (i) is not an Affiliate of the Investor and which Acquisition Proposal is approved by a majority of the Board, or (ii) a Surviving Company Merger, in which the Investor and its Affiliates and the other non-affiliated public company shareholders all hold the same relative proportion of interests in the surviving company as they did in the Company prior to the Surviving Company Merger.

4.3	Mechanics of Transfer. Following any Transfer of Capital Stock permitted under this Agreement, the transferring holder of such Capital Stock shall promptly provide the Company a notice with respect to the Transfer in the form attached hereto as Exhibit A. Any Affiliate or Permitted Affiliate of the Investor at the time of any Transfer which at any time thereafter is no longer a Permitted Affiliate or an Affiliate of the Investor, as applicable, shall also notify the Company accordingly by giving the Company such notice.

4.4	Confidential Information

4.4.1	The Investor covenants and agrees that it shall keep all confidential information relating to the Company that it receives in its capacity as either a stockholder of the Company or in connection with its rights under this Agreement, and information received from the Investor Directors (such information, “Confidential Information”) confidential, not use such information in any manner that is adverse to the interests of the Company or its Subsidiaries, and not disclose such information to any third party without the written consent of the Company unless the Confidential Information is:

(i)	already in the possession of the Investor or its Affiliates as at the date of this Agreement, other than pursuant to a confidentiality agreement with the Company;

(ii)	already in possession of the public or becomes available to the public other than through any act or omission of the Investor or its Affiliates in violation of this Agreement;

(iii)	required to be disclosed under any applicable law or by any governmental order, decree, regulation or rule or is requested by any Governmental Authority having jurisdiction over the Investor or its Affiliates or in connection with any legal proceedings, subject to compliance with the provisions of Section 4.4.2; or

(iv)	acquired independently from a third party that represented that it has the right to disseminate such information at the time it is acquired by the Investor or its Affiliates without restriction.

4.4.2

In the event that the Investor is requested or required (by deposition, interrogatory, request for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) pursuant to law, regulation or a listing agreement with a securities exchange to disclose any of the Confidential Information, it shall provide the Company with prompt written notice of any such request or requirement so that the Company may, if time permits, seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the Investor is nonetheless legally compelled to disclose Confidential Information to any tribunal or securities exchange or else stand liable for contempt or suffer other censure or penalty, the Investor may, without liability hereunder, disclose to such tribunal or securities exchange only that portion of the Confidential Information that it reasonably believes is legally required to be disclosed; provided that the Investor exercises its reasonable efforts to preserve the confidentiality of such Confidential Information.

4.4.3	The Investor and the Investor Directors may disclose the Confidential Information without the Company’s prior written consent to the Investor and its Affiliates and to any of Investor’s or its Affiliates’ employees, officers and directors (or persons performing a similar function), professional consultants or agents, subject to confidentiality undertakings by such Persons receiving the Confidential Information, and who need to know such information for a purpose reasonably related to the Investor or Investor Director’s interest as a stockholder or director of the Company, as applicable. In any event, the Investor or the Investor Director, as applicable, shall be responsible for any breach of this Agreement by such Persons to which it discloses Confidential Information.

4.4.4	Notwithstanding anything herein to the contrary, but subject to Section 4.4.5, the Investor or its Affiliates may disclose, with reasonable advance notice to the Company, any Confidential Information to a potential purchaser of Capital Stock beneficially owned by the Investor or its Affiliates if such potential purchaser executes a confidentiality agreement with such selling stockholder in a form reasonably satisfactory to the Company (which among other things shall provide third party beneficiary rights in favor of the Company to enforce the terms thereof).

4.4.5	Notwithstanding anything herein to the contrary, under no circumstances shall the Investor or its Affiliates disclose any Confidential Information to any competitors of the Company or its Subsidiaries or any Affiliates of such competitors.

4.5	Amendments to Certain Documents. The Company shall not, without the prior consent of the Investor, amend or modify (i) its Rights Plan to lower the threshold upon which the rights thereunder are separated or distributed, to beneficial ownership of less than fifteen percent (15%) of the Voting Stock, or (ii) its Certificate of Incorporation to become subject to “interested stockholder” or “business combination” provisions at a threshold of beneficial ownership of less than fifteen percent (15%) of the Voting Stock.

5	Prohibited Acquisitions and Circumstances Permitting Acquisitions

The Investor shall not, and shall cause its Affiliates to not, acquire, or agree or offer to purchase or otherwise acquire, in a transaction or group of related transactions, any Capital Stock of the Company such that the Investor, together with its Affiliates, after giving effect to such transaction or transactions, would beneficially own one share more than the shares of Capital Stock held by Investor immediately following the Effective Time, unless such acquisition is directly from the Company in a transaction approved pursuant to Section 2.6, except pursuant to one of the following:

5.1	an Acquisition Proposal by the Investor or its Affiliates that is approved by at least a majority of the Non-Management Independent Directors; or

5.2	an Acquisition Proposal that is a merger or consolidation that is approved by (i) the Board of Directors, including at least one Non-Management Independent Director, and (ii) at a special or annual meeting of stockholders, by the affirmative vote of at least a majority of the voting power of Voting Stock not beneficially owned by the Investor or its Affiliates.

Notwithstanding the foregoing, each action taken or proposed to be taken hereunder must be in compliance with this Agreement, including the provisions of Section 3.

6	Legends; Securities Law Compliance

6.1	Each certificate representing Capital Stock that is restricted stock as defined in Rule 144 under the Securities Act shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (i) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.”

6.2	Each certificate representing Capital Stock that is subject to this Agreement shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, VOTING AND OTHER RESTRICTIONS SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, EFFECTIVE AS OF JUNE 14, 2015, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

6.3	Certificates representing Capital Stock shall bear any other legends required by applicable state law. When any Capital Stock has been registered under the Securities Act, and such Capital Stock has been sold pursuant to such registration or pursuant to Rule 144 under the Securities Act or is eligible to be sold pursuant to such Rule without volume limitations or other restrictions, the holder of such Capital Stock shall be entitled to exchange the certificate representing such Capital Stock for a certificate not bearing the legend required by Section 6.1. If any Capital Stock ceases to be subject to this Agreement, the holder of such Capital Stock shall be entitled to exchange the certificate representing such Capital Stock for a certificate not bearing the legend required by Section 6.2. The Investor agrees that, in addition to complying with the restrictions on Transfer set forth elsewhere in this Agreement, the Investor and its Affiliates will not directly or indirectly Transfer any Capital Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Capital Stock) in violation of the Securities Act, applicable state securities or “blue sky” laws or any rules or regulations thereunder.

7	Registration Rights

7.1	Shelf Registration

If requested by the Investor, but subject to the Transfer restrictions set forth in Sections 4.1 and 4.2, the Company will use its commercially reasonable efforts to qualify for registration on and to file, a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registration Statement”), and such Short-Form Registration Statement will be a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Securities pursuant to Rule 415. In no event shall the Company be obligated to effect any shelf other than pursuant to a Short-Form Registration Statement. Upon filing a Short-Form Registration Statement, the Company will, if applicable, use its commercially reasonable efforts to (i) cause such Short-Form Registration Statement to be declared effective, and (ii) keep such Short-Form Registration Statement effective with the SEC at all times. Any Short-Form Registration Statement shall be re-filed upon its expiration, and the Company shall cooperate in any shelf take-down by amending or supplementing the prospectus statement related to such Short-Form Registration Statement as may be reasonably requested by a Holder or as otherwise required, until the Holders who would require such registration to effect a sale of the Registrable Securities no longer hold the Registrable Securities so registered; provided that, if any Investor Director is serving on the Board, no Holder may be permitted to sell under such “shelf” registration statement during such times as the trading window is not open for Company senior management in accordance with the Company’s policies; provided, further, that in any case any sales by any Holder under such “shelf” registration statement are made in compliance with applicable securities laws. The Company will pay all Registration Expenses incurred in connection with any Short-Form Registration Statement. The Company shall use its commercially reasonable efforts to take such actions as are under its control to become a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)).

7.2	Demand Registration

Subject to the Transfer restrictions set forth in Sections 4.1 and 4.2, if (i) the Company has been requested and has not filed, and caused to be effective and maintained the effectiveness of a “shelf” registration statement pursuant to Section 7.1 or (ii) the Holders intend that the Registrable Securities covered by the Registration Request shall be distributed by means of an underwritten offering, the Investor may request in writing that the Company effect the registration of all or any part of the Registrable Securities held by the Holders on whose behalf the Investor has made the request (a “Registration Request”). Promptly after its receipt of any Registration Request but no later than ten (10) days after receipt of such Registration Request, the Company will give written notice of such request to the other Holders, and will use its commercially reasonable efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request or by the other Holders by written notice to the Company given within fifteen (15) Business Days after the date the Company has given such notice of the Registration Request; provided that, with respect to an underwritten offering, the Company will not be required to effect a registration pursuant to this Section 7.2 unless the value of Registrable Securities included in the Registration Request is at least $50 million or $10 million in the case of a Short-Form Registration Statement. Any registration requested by the Investor pursuant to this Section 7.2 is referred to in this Agreement as a “Demand Registration.”

7.3	Limitations on Demand Registrations

The Investor will be entitled to initiate no more than three (3) Demand Registrations, and the Company will not be obligated to effect more than one (1) Demand Registration in any six month period. No request for registration will count for the purposes of the limitations in this Section 7.3 if (i) the Registration Statement relating to such request is not declared effective within 180 days of the date such Registration Statement is first filed with the SEC (other than solely by reason of the participating Holders having refused to proceed or provide any required information for inclusion therein) and the Investor withdraws the Registration Request prior to such Registration Statement being declared effective, (ii) prior to the sale of at least ninety percent (90%) of the Registrable Securities included in the applicable registration relating to such request, such Registration Statement is adversely affected by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority for any reason and the

Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Investor’s reasonable satisfaction within thirty (30) days of the date of such order, or (iii) the conditions to closing specified in the underwriting agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a default or breach thereunder by the Investor or other Holders). Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section 7.2 regardless of whether or not such request counts toward the limitation set forth above until three (3) Demand Registrations have been initiated that count towards such limitation.

7.4	Restrictions on Registrations

If the filing, initial effectiveness or continued use of a Registration Statement would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, and (iii) would in the good faith judgment of the Board (A) reasonably be expected to adversely affect the Company or its business if made at such time, or (B) reasonably be expected to interfere with the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction or (C) otherwise require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, then the Company may upon giving prompt written notice of such determination of the Board to the participants in such registration (each of whom hereby agrees to maintain the confidentiality of all information disclosed to such participants; provided that the Company shall not be required to disclose the nature of the delay or other confidential information) delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided further that the Company shall not be permitted to do so (x) for more than sixty (60) days for a given occurrence of such a circumstance or (y) more than two (2) times during any twelve-month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company so postpones the filing of a prospectus or the effectiveness of a Registration Statement, the Investor will be entitled to withdraw such request and, if such request is promptly withdrawn, such registration request will not count for the purposes of the limitation set forth in Section 7.3. The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus.

7.5	Selection of Underwriters

If the Investor intends that the Registrable Securities covered by the Registration Request shall be distributed by means of an underwritten offering, the Investor will so advise the Company as a part of the Registration Request, and the Company will include such information in the notice sent by the Company to the Holders with respect to such Registration Request. In such event, the lead underwriter to administer the offering will be chosen by the Company in such offering, subject to the prior written consent of the Investor, not to be unreasonably withheld or delayed. If the offering is underwritten, the right of any Holder to registration pursuant to this Section 7 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting, and each such Holder will (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If any Holder disapproves of the terms of the underwriting, such Holder may promptly elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

7.6	Priority on Demand Registrations

The Company will not include in any Demand Registration by means of an underwritten offering pursuant to this Section 7 any securities that are not Registrable Securities, without the prior written consent of the Investor. If the managing underwriters advise the Company that in their reasonable opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, Registrable Securities of any Holder on whose behalf the Investor has submitted a Registration Request, (ii) second, Registrable Securities of any other Holder who has delivered written requests for registration pursuant to Section 7.2, pro rata on the basis of the aggregate number of Registrable Securities owned by each such Person, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

7.7	Piggyback Registrations

7.7.1

Whenever the Company proposes to register any of its Common Stock in connection with a public offering of such securities solely for cash, other than a registration pursuant to Section 7.2 or on Form S-4 or Form S-8 (or successor form), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities of the same class as being sold by the Company, the Company will give prompt written notice to the Holders of its intention to effect such a registration (but in no event less than ten (10) days prior to the anticipated filing date) and, subject to Section 7.7.3, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the date of the Company’s notice (a “Piggyback Registration”). Any such Holder that has made such a written request may withdraw its Registrable

Securities from such Piggyback Registration by giving prompt written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 7.7.1 prior to the effectiveness of such registration, whether or not the Holders have elected to include Registrable Securities in such registration.

7.7.2	If the registration referred to in Section 7.7.1 is proposed to be underwritten, the Company will so advise the Holders as a part of the written notice given pursuant to Section 7.7.1. In such event, the right of the Holders to registration pursuant to this Section 7.7 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting, and each such Person will (together with the Company and the other Persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating Holder disapproves of the terms of the underwriting, such Person may promptly elect to withdraw therefrom by written notice to the Company and the managing underwriter.

7.7.3	If a Piggyback Registration relates to an underwritten offering, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities of the Holders who have requested registration of Registrable Securities pursuant to Section 7.7.1, pro rata on the basis of the aggregate number of such securities or shares owned by each such Holder, and (iii) third, any other securities of the Company that have been requested to be so included.

7.8	Registration Procedures

Subject to Section 7.4, whenever the Holders have requested that any Registrable Securities be registered pursuant to Sections 7.2 or 7.3, the Company will use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto. The Company shall use its commercially reasonable efforts to as expeditiously as possible:

7.8.1	prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with the National Association of Securities Dealers and the Financial Industry Regulatory Authority and thereafter use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable and to remain effective as provided herein; provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will, at the Company’s expense, furnish or otherwise make available to the Holders’ Counsel copies of all such documents proposed to be filed and such other documents reasonably requested by such counsel, which documents will be subject to review and reasonable comment of such counsel at the Company’s expense, including any comment letter from the SEC with respect to such filing or the documents incorporated by reference therein, and if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s financial books and records, officers, accountants and other advisors;

7.8.2	prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (A) not less than (i) six (6) months, (ii) if such Registration Statement relates to an underwritten offering, such longer period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (iii) continuously in the case of shelf registration statements and any shelf registration statement shall be re-filed upon its expiration (or in each case such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Registrable Securities) or (B) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

7.8.3

furnish to each participating Holder, and each managing underwriter, if any, such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the

Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such Holder or such managing underwriter may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Holder, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Authority relating to such offer;

7.8.4	register or qualify (or exempt from registration or qualification) such Registrable Securities, and keep such registration or qualification (or exemption therefrom) effective, under such other securities or blue sky laws of such United States jurisdictions as any participating Holder reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

7.8.5	notify each participating Holder, the Holders’ Counsel and the managing underwriter(s), if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents and, as soon as reasonably practicable (but subject to the delay provisions of Section 7.4), prepare and furnish to such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading;

7.8.6

notify each participating Holder, the Holders’ Counsel and the managing underwriter(s), if any, (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration

Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, to the extent that it is aware of such proceedings, (iv) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 7.8.11 below cease to be true and correct in any material respect, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

7.8.7	upon the occurrence of an event contemplated in Sections 7.8.5, 7.8.6(ii), 7.8.6(iii), 7.8.6(iv) or 7.8.6(v) (but subject to the delay provisions of Section 7.4), prepare a supplement or amendment to the Registration Statement or supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that such prospectus as thereafter delivered to the participating Holders will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

7.8.8	cause all such Registrable Securities, to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ stock market, as determined by the Company;

7.8.9	provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

7.8.10	enter into such customary agreements (including underwriting agreements and, subject to Section 7.12, lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the participating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, making members of management and executives of the Company available to participate in “road show,” similar sales events and other marketing activities; provided that the Company shall not be required to make members of management and executives of the Company so available for more than five consecutive days or more than ten (10) days in any 365 day period);

7.8.11	in connection with any underwritten offering, make such representations and warranties to the participating Holders and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Registration Statement, prospectus, and documents incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in underwritten offerings, and, if true, make customary confirmations of the same if and when requested;

7.8.12	if requested by any participating Holder, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holder or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

7.8.13	in the case of certificated Registrable Securities, cooperate with the participating Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters, if any, may request at least two business days prior to any sale of such Registrable Securities;

7.8.14	make available for inspection by any participating Holders and the Holders’ Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter, to the extent reasonably requested and solely for conducting customary due diligence, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided that it shall be a condition to such inspection and receipt of such information that the inspecting person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing;

7.8.15	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange;

7.8.16	timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

7.8.17	in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every commercially reasonable effort to promptly obtain the withdrawal of such order;

7.8.18	in connection with any underwritten offering, obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants (and if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request;

7.8.19	in connection with any underwritten offering, provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

7.8.20	obtain any required regulatory approval necessary for the Holders to sell their Registrable Securities in an offering, other than regulatory approvals required solely as a result of the nature of the Holder.

As a condition to registering Registrable Securities, the Company may require each Holder as to which any registration is being effected to furnish the Company with such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

7.9	Registration Expenses

7.9.1

Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, expenses incurred in connection with any road show, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are required to be listed hereunder. The Holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses required by law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered.

7.9.2	In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the Holders participating in such registration for the reasonable fees and disbursements of one counsel (“Holders’ Counsel”).

7.10	Participation in Underwritten Registrations

7.10.1	No Holder may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in the underwriting arrangements in customary form entered into pursuant to this Agreement (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no such Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided that such Holder shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such Holder, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate with such reasonable requests, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, the liability of any Holder participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such Person’s Registrable Securities.

7.10.2	Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 7.4, 7.8.5 and 7.8.6, such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended prospectus as contemplated by Sections 7.8.5, 7.8.6 and 7.8.7. In the event the Company gives any such notice, the applicable time period mentioned in Section 7.8.2 during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7.10.2 to and including the date when each Holder of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Sections 7.8.5, 7.8.6 and 7.8.7.

7.11	Rule 144

The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of a Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specifics thereof.

7.12	Holdback

In consideration for the Company agreeing to its obligations under this Agreement, each Holder (and any transferee) agrees in connection with any registration of the Company’s securities pursuant to which (a) the Company will sell securities pursuant to an underwritten public offering or (b) the Investor will sell securities (whether or not such Person is participating in such registration) upon the request of the Company and the underwriters managing such underwritten offering of the Company’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of or Transfer any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period; provided that nothing herein will prevent any such Holder that is a partnership, limited liability company or corporation from making a distribution of Registrable Securities to the partners, members or shareholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 7.12. With respect to such underwritten offering of Registrable Securities covered by a registration pursuant to Sections 7.2 or 7.3, the Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Holdback Period with respect to such underwritten offering, if required by the managing underwriter.

8	Miscellaneous

8.1	Notices

8.1.1	Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)	in writing in English; and

(ii)	delivered by hand, fax, registered post or by courier using an internationally recognized courier company.

8.1.2	Notices to the Company shall be sent to the following address, or such other person or address as the Company may notify to the Investor in writing from time to time:

Standard Pacific Corp.

1560 Barranca Parkway

Irvine, California 92618

Attention:    John Babel

Facsimile:   (949) 789-3349

E-mail:        jbabel@stanpac.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, California 90067

Attention:    Jonathan K. Layne

Facsimile:   (310) 551-8741

E-mail:        JLayne@gibsondunn.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention:    Robb L. Tretter

Facsimile:   (212) 596-9090

E-mail:        Robb.Tretter@ropesgray.com

8.1.3	Notices to the Investor shall be sent to the following address, or such other person or address as the Investor may notify to the Company from time to time:

MatlinPatterson Global Advisers LLC

520 Madison Avenue

35th Floor

New York, New York 10022-4213

Attention:    Robert Weiss

Facsimile:   (212) 651-4011

E-mail:        weiss@matlinpatterson.com

with a copy (which shall not constitute notice) to:

Whalen LLP

19000 MacArthur Boulevard, Suite 600

Irvine, California 92612

Attention:    Michael P. Whalen

Facsimile:   (714) 408-7446

E-mail:        MWhalen@whalenllp.com

8.1.4	Notices shall be effective upon receipt and shall be deemed to have been received:

(i)	at the time of delivery, if delivered by hand, registered post or courier; and

(ii)	at the expiration of two hours after completion of the transmission, if sent by facsimile; provided that if a Notice would become effective under the above provisions after 5.30 p.m. Pacific time on any Business Day, then it shall be deemed instead to become effective at 9.30 a.m. Pacific Time on the next Business Day. References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

Subject to the foregoing provisions of this Section 8.1, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post or courier to the relevant address pursuant to the above provisions or that the facsimile transmission report (call back verification) states that the communication was properly sent.

8.2	Effective Time; Termination

This Agreement only shall become effective as of the Effective Time; provided, if the Merger Agreement is terminated prior to the Effective Time, then this Agreement shall automatically be deemed void and the Original Agreement shall remain in full force and effect. This Agreement shall terminate with respect to all provisions (other than Section 8), unless otherwise provided herein, on the date on which the Investor and its Affiliates cease to own, in the aggregate, at least ten percent (10%) of the voting power of Voting Stock. The provisions of Section 7 shall terminate earlier, if on or before such date, there ceases to be any Registrable Shares outstanding. The rights, but not the obligations, of the Investor and all other Holders under this Agreement shall terminate upon the occurrence of a direct or indirect Change of Control of the Investor.

8.3	Governing Law

This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws rules that would require or permit the application of the laws of another jurisdiction.

8.4	Submission to Jurisdiction

EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING, SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT, AND THAT SUCH JURISDICTION OF SUCH COURTS WITH RESPECT THERETO SHALL BE EXCLUSIVE, EXCEPT SOLELY TO THE EXTENT THAT ALL SUCH COURTS SHALL LAWFULLY DECLINE TO EXERCISE SUCH JURISDICTION. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR IN RESPECT OF ANY SUCH TRANSACTION, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR IN RESPECT OF ANY SUCH TRANSACTION,

THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES IN CONNECTION WITH, AND OVER THE SUBJECT MATTER OF, ANY SUCH DISPUTE AND AGREES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

8.5	Waiver of Jury Trial

EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH SUCH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6	Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, such holding shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction, and such provision shall be revised or modified to the minimum degree necessary to render it valid and enforceable.

8.7	Remedies

The Company and the Investor agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement (other than under Section 7) by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

8.8	Entire Agreement

This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters referred to herein and supersede all prior agreements, understandings or representations, written or oral, and all contemporaneous oral agreements, understandings or representations, in each case among the parties with respect to such matters.

8.9	Amendment and Waiver

No amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company, the Investor or any Holder unless such amendment, alteration, modification or waiver is approved in writing by the Company and the Investor. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms. The Company shall give notice of any amendment or termination hereof to the Holders, other than the Investor, of which it is aware; provided that such amendment or termination shall be binding on such Holders whether or not such notice is provided or received.

8.10	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Neither party shall assign any or all of its rights or obligations under this Agreement without the consent of the other party; provided that the registration rights set forth in Section 7 may be assigned (together with all related obligations), without the consent of the Company, to any permitted direct or indirect transferee of the Investor who after such Transfer shall own total voting power of Voting Stock representing at least ten percent (10%) of the total voting power of Voting Stock, some or all of which shall be Registrable Securities, and who agrees in writing (in a form reasonably satisfactory to the Company) to be subject to and bound by all the terms and conditions of Section 7 and this Section 8. The rights or benefits of successors and permitted assigns of the Investor under this Agreement are subject to the Investor, together with its Affiliates, owning total voting power of Voting Stock representing at least ten percent (10%) of the total voting power of Voting Stock.

8.11	No Third-Party Beneficiaries

Except as set forth in Section 8.10, nothing in this Agreement is intended to or shall confer any rights or benefits upon any Person other than the parties hereto.

8.12	Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STANDARD PACIFIC CORP.

By:	/s/ Scott D. Stowell
Name:	Scott D. Stowell
Title:	Chief Executive Officer, President

MP CA HOMES LLC

By:	/s/ Robert H. Weiss
Name:	Robert H. Weiss
Title:	Vice President

SIGNATURE PAGE TO A&R STOCKHOLDERS AGREEMENT

Exhibit A

NOTICE OF TRANSFER/AFFILIATE STATUS

This Notice of Transfer/Affiliate Status is being delivered pursuant to that certain Amended and Restated Stockholders Agreement, dated as of June 14, 2015, by and between Standard Pacific Corp., a Delaware corporation (including successors, the “Company”), and MP CA Homes LLC, a Delaware limited liability company (including successors, the “Investor”), as the same may be amended from time to time (the “Stockholders Agreement”). The undersigned hereby provides the following representations to the Company:

Check/Fill-in One if Applicable:

☐	Transfer of shares of Common Stock.

Date of Transfer:

Check All That Apply:

☐	The shares identified above were transferred to a Permitted Affiliate of the Investor.

☐	The shares identified above were transferred to an Affiliate of the Investor.

☐	The shares identified above were transferred to a Person which is not an Affiliate of the Investor in compliance with Section 4.1 or Section 4.2 of the Stockholders Agreement.

☐	The undersigned is currently an Affiliate of the Investor.

☐	The undersigned is providing this Notice to notify the Company that it is no longer a Permitted Affiliate of the Investor. (If this box is checked, please provide the information requested below.)

The undersigned lost the status of a Permitted Affiliate of the Investor on (enter date)

☐	The undersigned is providing this Notice to notify the Company that it is no longer an Affiliate of the Investor. (If this box is checked, please provide the information requested below.)

The undersigned lost the status of an Affiliate of the Investor on (enter date)

Check All That Apply:

☐	The undersigned sold the shares identified above pursuant to a registration statement filed under the Securities Act of 1933 (the “Securities Act”).

☐	The undersigned sold the shares identified above pursuant to Rule 144 under the Securities Act.

Terms used herein without definition shall have the meanings ascribed to them in the Stockholders Agreement.

The undersigned understands and acknowledges that the Company will rely upon this Notice of Proposed Transfer/Affiliate Status in connection with its rights and obligations under the Stockholders Agreement.

Date:
Holder’s Name:
By: